UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 25, 2011

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-04795 (Commission File Number)	Not applicable (I.R.S. Employer Identification No.)

The Boyle Building, 2nd Floor
31 Queen Street
Hamilton, Bermuda HM 11
(Address of principal executive offices, including zip code)

(441) 296-8560
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders

On July 25, 2011, the Registrant held its 2011 Annual Meeting of Shareholders. At the meeting, the Shareholders voted on the election of directors, Say-on-Pay, the frequency of Say-on-Pay votes and the appointment of BDO USA LLP as the Registrant’s independent registered public accountants.  The results of the voting were as follows:

Election of Directors:
Name	For	Percentage	Withheld	Percentage
David V. Brueggen	7,204,105	98.53%	107,563	1.47%
Steven R. Crim	7,219,933	98.75%	91,735	1.25%
Lawrence I. Geneen	7,236,758	98.98%	74,910	1.02%

Approve by a Non-Binding Vote the Executive Compensation:
For	Percentage	Against	Percentage	Abstain	Percentage
6,663,996	91.14%	199,149	2.72%	448,523	6.13%

Approve the Frequency of Say-on-Pay Resolution:
1 year	Percentage	2 years	Percentage	3 years	Percentage	Abstain	Percentage
6,070,925	83.03%	4,801	0.06%	687,335	9.40%	548,607	7.5%

Appointment of BDO USA LLP as Independent Registered Public Accountants:
For	Percentage	Against	Percentage	Abstain	Percentage
9,269,168	99.55%	41,062	0.44%	815	0.0%

In light of the results of the voting, the Board of Directors of the Registrant has determined that the Registrant will hold an annual advisory vote on the compensation of named executive officers until the next advisory vote on the frequency of such votes is held.  The Registrant is required to hold a vote on the frequency of votes on executive compensation every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
Registrant
Date: August 1, 2011	By:	/s/ Stephen R. Crim
Stephen R. Crim, President & CEO